EXHIBIT 7.01

                            JOINT FILING AGREEMENT

      The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the Common Stock, par value $5.00 per share, of KINDER MORGAN, INC. is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated:  June 7, 2006



THE GOLDMAN SACHS GROUP, INC.



By: /s/ Roger S. Begelman
   ----------------------------
   Name:  Roger S. Begelman
   Title: Attorney-in-fact



GOLDMAN, SACHS & CO.



By: /s/ Roger S. Begelman
   ----------------------------
   Name:  Roger S. Begelman
   Title: Attorney-in-fact



GSCP V ADVISORS, L.L.C.



By: /s/ Roger S. Begelman
   ----------------------------
   Name:  Roger S. Begelman
   Title: Attorney-in-fact



GSCP V OFFSHORE ADVISORS, L.L.C.



By: /s/ Roger S. Begelman
   ----------------------------
   Name:  Roger S. Begelman
   Title: Attorney-in-fact

GS ADVISORS V, L.L.C.



By: /s/ Roger S. Begelman
   ----------------------------
   Name:  Roger S. Begelman
   Title: Attorney-in-fact



GOLDMAN, SACHS MANAGEMENT GP GMBH



By: /s/ Roger S. Begelman
   ----------------------------
   Name:  Roger S. Begelman
   Title: Attorney-in-fact



GS CAPITAL PARTNERS V FUND, L.P.



By: /s/ Roger S. Begelman
   ----------------------------
   Name:  Roger S. Begelman
   Title: Attorney-in-fact



GS CAPITAL PARTNERS V OFFSHORE FUND, L.P.



By: /s/ Roger S. Begelman
   ----------------------------
   Name:  Roger S. Begelman
   Title: Attorney-in-fact



GS CAPITAL PARTNERS V GMBH & CO. KG



By: /s/ Roger S. Begelman
   ----------------------------
   Name:  Roger S. Begelman
   Title: Attorney-in-fact

GS CAPITAL PARTNERS V INSTITUTIONAL, L.P.



By: /s/ Roger S. Begelman
   ----------------------------
   Name:  Roger S. Begelman
   Title: Attorney-in-fact